Exhibit 10.3

FIFTH AMENDMENT TO A LEASE AGREEMENT

BETWEEN DOMINO’S FARMS OFFICE PARK LLC

(LANDLORD) AND DOMINO’S PIZZA LLC (TENANT)

THIS FIFTH AMENDMENT TO A LEASE AGREEMENT is made February 1, 2015 by and between DOMINO’S FARMS OFFICE PARK LLC, a Michigan Limited Liability Company, f/k/a Domino’s Farms Office Park Limited Partnership (Landlord) and DOMINO’S PIZZA LLC (Tenant).

WHEREAS, Landlord entered into a Lease Agreement (the Lease) for a portion of the office building known as Domino’s Farms Prairie House located at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 with Domino’s Pizza, Inc., whose successor in interest is Domino’s Pizza LLC (Tenant), for a term of five (5) years commencing as of December 21, 1998; and

WHEREAS, Landlord and Tenant extended the term of the Lease Agreement, included additional space as a part of the Premises, and incorporated additional provisions via a FIRST AMENDMENT TO LEASE dated August 8, 2002; and

WHEREAS, Landlord and Tenant amended the Lease on May 5, 2004 by replacing Section B (Premises) of the FIRST AMENDED STANDARD LEASE SUMMARY; and

WHEREAS, Landlord and Tenant amended the Lease on November 18, 2009 to clarify actual size of the warehouse and to add an additional 4,790 usable square feet of space, and

WHEREAS, Landlord and Tenant amended the Lease in April, 2010 for the temporary lease of additional space, and

WHEREAS, Landlord and Tenant amended the Lease on August 28, 2012 to expand the primary Premises and extend the Term of the Lease, and

WHEREAS, Landlord and Tenant desire to further modify the Premises to which said Lease shall apply;

NOW, THEREFORE, Landlord and Tenant agree to the following:

On a temporary basis, Tenant shall lease an additional 2,321 usable square feet of space (2,669 rentable square feet). Said suite is located on Level 1 of the building at Lobby J, as illustrated on the attached proposed floor plan. Tenant agrees to accept the suite in as-is configuration and condition. The rent rate for said additional suite shall be $4,670.75 per month, and the lease term shall begin on January 9, 2015, with a proration for the month of January. Tenant shall have an option to extend the temporary lease on the same terms and conditions on a month to month basis, through December 31, 2015.

All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto executed this FIFTH AMENDMENT TO LEASE AGREEMENT as of the day and year first above written.

TENANT:		LANDLORD:
DOMINO’S PIZZA LLC		DOMINO’S FARMS OFFICE PARK LLC
(a Michigan limited liability company)		(a Michigan limited liability company

By:	/s/ Mary Long	By:	/s/ Paul D. Roney
Its:	VP Logistics	Its:	Manager

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